SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549




                                 FORM 8-K

                              Current Report

  Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):  January 16, 1997


                        MBLA FINANCIAL CORPORATION
          (Exact Name of Registrant as specified in its Charter)


    Delaware                      0-21482                 43-1637679
(State or other Jurisdiction     (SEC File No.)         (IRS Employer or
 of Incorporation)                                       Identification No.)



    101 Vine Street, Macon, Missouri                       63552
(Address of principal executive offices)                  (Zip Code)


  Registrant's telephone number, including area code:  (816) 385-2122


                              NOT APPLICABLE
       (Former name or former address, if changed since last Report)

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                        MBLA FINANCIAL CORPORATION
                   INFORMATION TO BE INCLUDED IN REPORT



Item 5.   Other Information
          -----------------
          On January 16, 1997, the Registrant issued the press release attached hereto as Exhibit 21 and incorporated herein by reference.


Item 7.   Financial Statements and Exhibits
          ---------------------------------
          Exhibit 21 -- Press Release dated January 16, 1997.








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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                   MBLA FINANCIAL CORPORATION
                                          (Registrant)


                                   By: /s/JOHN T. NEER
                                       ---------------
                                       John T. Neer
                                       President and Chief Executive Officer




Dated: January 16, 1997





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FOR IMMEDIATE RELEASE
---------------------
For additional information, contact:             Clyde D. Smith
                                                 Chief Financial Officer
                                                 MBLA Financial Corporation
                                                 Telephone (816) 385-2122


                        MBLA FINANCIAL CORPORATION
                      REPORTS SECOND QUARTER EARNINGS
                    FOR PERIOD ENDED DECEMBER 31, 1996

Macon, Missouri, January 16, 1997 -- MBLA Financial Corporation, the holding company of Macon Building and Loan Association, today announced net income of $522,000 for the second quarter ended December 31, 1996 as compared to $301,000 for the comparable quarter ended December 31, 1995, an increase of $221,000 or 73.42%. Earnings per share were 37 cents per share for the quarter ended December 31, 1996 as compared to 21 cents per share for the quarter ended December 31, 1995.

Net income for the six months ended December 31, 1996 was $628,000 as compared to $649,000 for the same period ended December 31, 1995, a decrease of $21,000 or 3.24%. Earnings per share for the six months ended December 31, 1996 was 45 cents as compared to 45 cents for the six months ended December 31, 1995.

MBLA Financial Corporation consolidated assets on December 31, 1996 were $208.898 million as compared to $201.039 million at June 30, 1996. Stockholders' equity of the company was $28.424 million at December 31, 1996 as compared to $28.068 million at June 30, 1996. Stockholders' equity represents 13.61% of assets. For the six months ended December 31, 1996, MBLA Financial Corporation repurchased 26,250 shares of its common stock.

During the second quarter, MBLA Financial Corporation shares traded between $19.00 and $22.25. The stock of MBLA Financial Corporation is traded on the NASDAQ National Market System under the symbol "MBLF".


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